UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2015

EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16666 Northchase Drive,

Houston, TX 77060

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Agreement.

On May 15, 2015, Exterran Partners, L.P. (the “Partnership”), Exterran General Partner, L.P. and Exterran GP LLC entered into an ATM Equity Offering Sales Agreement (the “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (the “Sales Agents”). Pursuant to the Agreement, the Partnership may sell from time to time through the Sales Agents common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate offering price of up to $100,000,000 (the “ATM Offering”).  The Common Units to be sold in the ATM Offering are registered under the Securities Act of 1933, as amended, (the “ Securities Act”) pursuant to the Partnership’s registration statement on Form S-3 (File No. 333-187284).  Sales of the Common Units, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market at market prices, in block transactions or as otherwise agreed by the Partnership and the Sales Agents.  Legal opinions related to the Common Units are filed as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.

Under the terms of the Agreement, the Partnership may also sell Common Units from time to time to any Sales Agent as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Common Units to a Sales Agent as principal would be pursuant to the terms of a separate terms agreement between the Partnership and such Sales Agent.

The Agreement contains customary representations, warranties and other terms, including an agreement by the Partnership to indemnify the Sales Agents against certain liabilities arising under the Securities Act or to contribute to payments the Sales Agents may be required to make in respect of those liabilities.

Certain of the Sales Agents and their affiliates have engaged, and may in the future engage, in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received, or may in the future receive, customary fees and commissions. The Sales Agents and their affiliates may currently, and may from time to time in the future, engage in transactions with and perform services for us and our affiliates in the ordinary course of business. Affiliates of certain Sales Agents are lenders under our revolving credit facility. We intend to use the net proceeds of this offering, after deducting the Sales Agents’ commission and our offering expenses, for general partnership purposes, which may include, among other things paying or refinancing a portion of our indebtedness outstanding. Accordingly, such lending affiliates will receive proceeds from the ATM Offering as a result of the repayment of borrowings under our revolving credit facility.

The foregoing description is a brief summary of the Agreement and does not purport to be a complete statement of the parties’ rights and obligations under the Agreement. The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 8.01. Other

In connection with the ATM Offering, the Partnership updated risk factor information contained in Exhibit 99.1, which is incorporated by reference herein.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1

ATM Equity Sales Offering Agreement dated as of May 15, 2015, among Exterran Partners, L.P., Exterran General Partner, L.P. and Exterran GP LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Vinson & Elkins.
8.1	Opinion of Vinson & Elkins, relating to tax matters.
23.1	Consent of Vinson & Elkins (included in Exhibit 5.1).
23.2	Consent of Vinson & Elkins (included in Exhibit 8.1).
99.1	Supplemental Information.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P.,
its general partner

	By:	Exterran GP, LLC,
its general partner

Date: May 15, 2015	By:	/s/ David S. Miller
David S. Miller
Senior Vice President and Chief Financial Officer